Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED EMPLOYMENT

AGREEMENT

This First Amendment dated September 16, 2010, amends that certain First Amended and Restated Employment Agreement dated April 30, 2008 (“Employment Agreement”) between Choice Hotels International, Inc. (“Employer) and Stephen P. Joyce (“Employee”).

For good and valuable consideration, the parties agree as follows:

1.	Effective January 1, 2011, Section 3(d) of the Employment Agreement is deleted in its entirety and replaced with the following:

Automobile. Employer shall provide Employee with an allowance for automobile expenses of One Thousand One Hundred Dollars ($1,100) per month beginning on the Effective Date and through December 31, 2010. Thereafter, Employer shall provide Employee with an allowance for automobile expenses of One Thousand Five Hundred Forty Dollars ($1,540) per month.

2.	Effective January 1, 2011, Section 3(h) of the Employment Agreement is amended by replacing “twenty-five (25)” with “thirty-three (33)”.

3.	Effective January 1, 2011, Section 3(k) of the Employment Agreement is deleted in its entirety.

4.	Except as amended herein, all terms of the Employment Agreement remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first set forth above.

Employer:

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ Patrick Cimerola
Patrick Cimerola, Senior Vice President

Employee:

/s/ Stephen P. Joyce
Stephen P. Joyce